UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report: May 31, 2015
(Date of earliest event reported)

E*TRADE Financial Corporation
(Exact name of Registrant as Specified in its Charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020
(Address of Principal Executive Offices and Zip Code)

(646) 521-4300
(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 1, 2015, Matthew J. Audette, Chief Financial Officer of E*TRADE Financial Corporation (the “Company”), notified the Company that he would be leaving the Company on July 31. His employment as an officer will end on June 15, 2015, but Mr. Audette will remain as an employee of the Company in an advisory role until July 31. The Company has entered into a transition agreement with Mr. Audette under which he is entitled to receive $3.9 million in cash. In addition, Mr. Audette’s unvested restricted stock grants will become vested on their normal vesting date, subject to Mr. Audette’s compliance with certain post-employment covenants.

The Company announced that, effective June 16, 2015, the Board of Directors (the “Board”) has appointed Michael A. Pizzi, age 40, as the Company’s Chief Financial Officer. Mr. Pizzi has been the Company’s Chief Risk Officer since January 2014, where he oversaw the build-out of the Company’s robust enterprise risk management framework. Prior to that, Mr. Pizzi served as Treasurer of E*TRADE Bank from 2008 to 2013, where he was responsible for all portfolio, capital, and liquidity management. He took on additional responsibilities as Corporate Treasurer in 2011. Prior to these roles he held various positions in E*TRADE’s portfolio management and derivatives functions. Before joining E*TRADE, Mr. Pizzi worked in asset/liability management at both Lehman Brothers and First Maryland Bank, as well as in capital markets research for the Federal Reserve Board.

The Company entered into an employment agreement effective June 16, 2015, with Mr. Pizzi on the Company’s standard form of employment agreement previously approved by the Board. Pursuant to the employment agreement, Mr. Pizzi will receive an annual base salary of $500,000. He will be entitled to receive an annual cash performance bonus of $850,000 for 2015 and $900,000 for 2016 performance.  In addition, in 2016 Mr. Pizzi is entitled to receive a grant of restricted stock units (“RSU”) with an initial value of $770,000 and a grant of performance stock units (“PSU”) with an initial value of $330,000, each pursuant to the Company’s standard RSU and PSU agreements, as applicable.

The Board appointed Paul W. Brandow, current Senior Advisor to the Company, as Acting Chief Risk Officer while the Company conducts a search for a permanent replacement.

Item 9.01.     FINANCIAL STATEMENTS AND EXHIBITS

(d)           Exhibits

                 99.1     Press Release, dated June 1, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Date:	June 1, 2015	By:	/s/ Karl A. Roessner
			Name:	Karl A. Roessner
			Title:	Corporate Secretary